UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 22, 2019 (January 15, 2019)

Date of Report (Date of earliest event reported)

Apollo Global Management, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, 43rd Floor
New York, New York 10019
(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2019, Apollo Global Management, LLC (“AGM,” and together with its consolidated subsidiaries, “Apollo”) issued a press release announcing that, effective January 15, 2019, Mr. Anthony Civale and Mr. Martin Kelly will become Co-Chief Operating Officers of AGM. Mr. Kelly will continue in his role as Chief Financial Officer of AGM.

Anthony Civale, age 44, joined Apollo in 1999 and serves as Co-Chief Operating Officer of the Company. Prior to his recent appointment, Mr. Civale served as Lead Partner and Chief Operating Officer of Apollo’s credit business since 2011. Prior to 2011, Mr. Civale was a Senior Partner in Apollo’s private equity business and served on the Board of Directors of Berry Plastics Group, Goodman Global, Harrah’s Entertainment, HFA Holdings Limited, and Prestige Cruises. Mr. Civale has also been involved in charitable endeavors including his service on the Board of Trustees of Middlebury College and the Board of Directors of both Youth, I.N.C. and Focus For a Future. Before joining Apollo, Mr. Civale was employed by Deutsche Bank Securities, Inc. and Bankers Trust Company within the Corporate Finance division responsible for sourcing, structuring and executing financing and merger and acquisition advice for the firm’s private equity clients. Mr. Civale graduated from Middlebury College with a B.A. in Political Science.

Martin Kelly, age 51, joined Apollo in 2012 as Chief Financial Officer and now also serves as Co-Chief Operating Officer of the Company. From 2008 to 2012, Mr. Kelly was with Barclays Capital and, from 2000 to 2008, Mr. Kelly was with Lehman Brothers Holdings Inc. Prior to departing Barclays Capital, Mr. Kelly served as Managing Director, CFO of the Americas, and Global Head of Financial Control for their Corporate and Investment Bank. Prior to joining Lehman Brothers in 2000, Mr. Kelly spent 13 years with PricewaterhouseCoopers LLP, including serving in the Financial Services Group in New York from 1994 to 2000. Mr. Kelly was appointed a Partner of the firm in 1999. Mr. Kelly received a degree in Commerce, majoring in Finance and Accounting, from the University of New South Wales in 1989.

As senior Apollo professionals, Messrs. Civale and Kelly invest their own capital (or capital of estate planning vehicles that they control) directly in funds managed by Apollo and Apollo-affiliated entities as described in AGM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Each of Mr. Civale and Mr. Kelly is party to an indemnification agreement with Apollo in the same form that applies to AGM’s other executive officers and to its board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, LLC

Date: January 22, 2019	By:	/s/ John J. Suydam
John J. Suydam
Chief Legal Officer